================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  PROVANT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   04-3395167
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                        67 BATTERYMARCH STREET, SUITE 500
                                BOSTON, MA 02110
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If the Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
                                                                       333-46157
                                                                       ---------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
      TO BE REGISTERED                 EACH CLASS IS TO BE REGISTERED

           None
      ----------------                 ------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (TITLE OF CLASS)


================================================================================

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the common stock, $.01 par value per share (the "Common Stock"), of Provant, Inc. (the "Company") that is contained in the section of the Company's Registration Statement on Form S-1 (No. 333-46157) entitled "Description of Capital Stock" is incorporated by reference herein. In addition, to the extent that such description is modified in the form of prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such description as modified shall be deemed to be incorporated by reference herein.

ITEM 2.   EXHIBITS

     List below all exhibits filed as part of the registration statement:

1. The Company incorporates by reference herein the specimen stock certificate of the Common Stock filed as Exhibit 4.1 to the Company's Registration Statement on Form S- 1 (No. 333-46157).

2. The Company incorporates by reference herein the Company's Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to the Company's Registration Statement on Form S-1 (No. 333-46157).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                PROVANT, INC.

                                Date: April 3, 1998
                                      ---------------------------

                                By: /s/ Dominic J. Puopolo
                                    -----------------------------
                                    Dominic J. Puopolo, Treasurer